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                        SECURTIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    Form 8-K

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


      Date of Report February 28, 2005

                                  EPIXTAR CORP.
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          (Exact name of Registrant as specified in charter)


Florida                          011-15499                     55-0722193
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(State or Other             (Commission File No.)             (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                  11900 Biscayne Blvd., Miami, Florida 33181
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                    (Address of principal executive offices)

                                  305-503-8600
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                                   (Telephone)


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On February 28 2005, the Company issued 550,290 shares of its common stock to DDM Consulting, Inc. Innovative Marketing Strategies, Inc., which the Company acquired in January 2005, was indebted to DDM Consulting, Inc for consulting fees. The amount of this indebtedness was deducted from the purchase price otherwise payable at closing. The Company agreed to pay one half of the indebtedness in shares of common stock.

On February 28, 2005, the Company entered into an Amendment and Waiver of its arrangements with Laurus Master Fund, LTD. The Amendment and Waiver provided for
(i) the release of $ 935,000 in a restricted cash account constituting part of an original loan to the Company in May 2003 and (ii) the waiver of certain past and future payments of liquidated damages arising because a registration statement covering certain securities owned by Laurus had not been declared effective by the Securities & Exchange Commission as of September 2004. In connection with the Amendment and Waiver the Company issued a seven year warrant to Laurus to purchase 1,900,000 shares of the common stock of the Company with an exercise price of $2.15 per share.

The securities issued have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, to persons who represented that they were accredited investors and without any general advertisement or solicitation. All of the securities issued or issuable therein have or will contain an appropriate restrictive legend.

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                                    SIGNATURE

         Pursuant to the requirements of the Signature and Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2005


                                                         EPIXTAR CORP.
                                                         (Registrant)



                                                         By: /s/Ilene Kaminsky
                                                         ----------------------
                                                                 Ilene Kaminsky,
                                                         Chief Executive Officer